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                                   EXHIBIT 5.1


                                    February
                                    27th
                                    1 9 9 7








                                                                     569,967-5
                                                                   NB1-296687.V1

Meade Instruments Corp.
16542 Millikan Avenue
Irvine, California 92714

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-1 (File No. 333-21123) filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,370,000 shares of the Common Stock, $.01 par value per share, of the Company. Of the 3,370,000 shares to be registered, 2,500,000 shares (the "Company Shares") are being sold by the Company (including 375,500 additional shares which are subject to an over-allotment option), and 870,000 shares (the "Selling Stockholder's Shares") are being sold by one of the Company's existing stockholders (including 130,000 additional shares which are subject to an over-allotment option).

                  We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the Company Shares. We also are familiar with the proceedings heretofore taken by you in connection with the authorization and issuance of the Selling Stockholder's Shares.

                  It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Company Shares, upon the issuance and sale of the Company Shares in the manner contemplated by the Registration Statement, the Company Shares will be legally and validly issued, fully paid and nonassessable securities of the Company. It is also our opinion that the Selling Stockholder's Shares are legally and validly issued, fully paid and nonassessable securities of the Company.
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Page 2 - Meade Instruments Corp. - February 27, 1997


                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement under the caption "Legal Matters."


                             Respectfully submitted,


                             /s/ O'Melveny & Myers LLP